UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NJR Private Placement

On May 14, 2020, New Jersey Resources Corporation (“NJR”) and certain institutional investors in the private placement market (“NJR Purchasers”) entered into a Note Purchase Agreement (“NJR Note Purchase Agreement”), under which NJR is to sell to the NJR Purchasers $260 million aggregate principal amount of its senior notes consisting of (i) $130 million aggregate principal amount of NJR’s 3.50% Senior Notes, Series 2020A, due July 23, 2030 (“NJR Series A Notes”) and (ii) $130 million aggregate principal amount of NJR’s 3.60% Senior Notes, Series 2020B, due July 23, 2032 (“NJR Series B Notes” and, together with the NJR Series A Notes, “NJR Notes”). The sale of the NJR Notes is expected to close on July 23, 2020. The NJR Notes will be unsecured and guaranteed by certain unregulated subsidiaries of NJR. The proceeds of the NJR Notes will be used for the repayment of indebtedness used as interim financing for the acquisition of Leaf River Energy Center, LLC, to repay short-term indebtedness and general corporate purposes, including, but not limited to, funding capital expenditures.

Interest will accrue on the NJR Series A Notes at 3.50% per annum and will be payable on January 23 and July 23 of each year, beginning on January 23, 2021, and on the maturity date of July 23, 2030. Interest will accrue on the NJR Series B Notes at 3.60% per annum and will be payable on January 23 and July 23 of each year, beginning on January 23, 2021, and on the maturity date of July 23, 2032. NJR may prepay at any time all, or from time to time any part of, the NJR Notes, in an amount not less than $1,000,000 in aggregate principal amount of the NJR Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the make-whole amount (as defined in the NJR Note Purchase Agreement) determined for the prepayment date with respect to such principal amount. The NJR Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any jurisdiction. The NJR Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The NJR Note Purchase Agreement contains customary representations and warranties of NJR and the NJR Purchasers and also contains customary events of default and certain covenants which will limit NJR’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of NJR at the end of a fiscal quarter to 65% of the consolidated total capitalization of NJR, as those terms are defined in the NJR Note Purchase Agreement, and a covenant limiting priority debt to 20% of NJR’s consolidated total capitalization, as those terms are defined in the NJR Note Purchase Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of NJR’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the NJR Note Purchase Agreement.

NJNG Private Placement

On May 14, 2020, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of NJR, and certain institutional investors in the private placement market (“NJNG Purchasers”) entered into a Note Purchase Agreement (“NJNG Note Purchase Agreement”), under which NJNG is to sell to the NJNG Purchasers $125 million aggregate principal amount of its senior notes consisting of (i) $50 million aggregate principal amount of NJNG’s 3.13% Senior Notes, Series 2020A, due June 30, 2050 (“NJNG Series A Notes”), (ii) $50 million aggregate principal amount of NJNG’s 3.13% Senior Notes, Series 2020B, due July 23, 2050 (“NJNG Series B Notes”) and (iii) $25 million aggregate principal amount of NJNG’s 3.33% Senior Notes, Series 2020C, due July 23, 2060 (“NJNG Series C Notes” and, together with the NJNG Series A Notes and NJNG Series B Notes, “NJNG Notes”). The NJNG Series A Notes are expected to close on June 30, 2020. The NJNG Series B Notes and NJNG Series C Notes are expected to close on July 23, 2020.

The NJNG Notes will be secured by an equal principal amount of NJNG’s First Mortgage Bonds issued under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security dated September 1, 2014 between NJNG and U.S. Bank National Association, in its capacity as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of April 1, 2015, the Second Supplemental Indenture dated as of June 1, 2016, the Third Supplemental Indenture dated as of May 1, 2018, the Fourth Supplemental Indenture dated as of April 1, 2019, the Fifth Supplemental Indenture dated as of July 1, 2019, the Sixth Supplemental Indenture dated as of August 1, 2019 and to be further amended and supplemented in the future by the Seventh Supplemental Indenture and the Eighth Supplemental Indenture. Accordingly, the NJNG Notes are secured ratably with NJNG’s First Mortgage Bonds in the collateral pledged to secure such bonds. The proceeds of the NJNG Notes will be used for general corporate purposes.

Interest will accrue on the NJNG Series A Notes at 3.13% per annum and will be payable on June 30 and December 30 of each year, beginning on December 30, 2020, and on the maturity date of June 30, 2050. Interest will accrue on the NJNG Series B Notes at 3.13% per annum and will be payable on January 23 and July 23 of each year, beginning on January 23, 2021, and on the maturity date of July 23, 2050. Interest will accrue on the NJNG Series C Notes at 3.33% per annum and will be payable on January 23 and July 23 of each year, beginning on January 23, 2021 and on the maturity date of July 23, 2060. NJNG may prepay at any time all, or from time to time any part of, the NJNG Notes, in an amount not less than $1,000,000 in aggregate principal amount of the NJNG Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the make-whole amount (as such term is defined in the NJNG Note Purchase Agreement) determined for the prepayment date with respect to such principal amount. The NJNG Notes will also be subject to required prepayments upon the occurrence of certain events. The NJNG Notes will not be registered under the Securities Act, or under the securities laws of any jurisdiction. The NJNG Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The NJNG Note Purchase Agreement contains customary representations and warranties of NJNG and the NJNG Purchasers and also contains customary events of default and certain covenants which will limit NJNG’s ability beyond agreed upon thresholds, to, among other things: (i) incur liens; (ii) make dispositions of assets; (iii) enter into transactions with affiliates; and (iv) merge, consolidate, transfer, sell or lease all or substantially all of NJNG’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the NJNG Note Purchase Agreement.

NJR will not be obligated directly or contingently with respect to the NJNG Notes or the First Mortgage Bonds.

The above descriptions of the NJR Note Purchase Agreement and the NJNG Note Purchase Agreement are qualified in their entirety by reference to the entire NJR Note Purchase Agreement and the entire NJNG Note Purchase Agreement attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The descriptions of the Seventh Supplemental Indenture and Eighth Supplemental Indenture are qualified in their entirety by reference to the Forms of Seventh Supplemental Indenture and Eighth Supplemental Indenture attached to the NJNG Note Purchase Agreement as Exhibits 2(a) and 2(b), respectively, and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the closing of the NJR Notes, the first and second closing of the NJNG Notes and the use of proceeds.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this filing is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	$260,000,000 Note Purchase Agreement, dated as of May 14, 2020, by and among New Jersey Resources Corporation and the Purchasers party thereto

4.2	$125,000,000 Note Purchase Agreement, dated as of May 14, 2020, by and among New Jersey Natural Gas Company and the Purchasers party thereto

104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: May 18, 2020	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer